Exhibit 99.2

FINAL TRANSCRIPT

May. 24. 2005 / 9:00AM, DY — Q3 2005 Dycom Industries Earnings Conference Call

CORPORATE PARTICIPANTS

Steven Nielsen
Dycom Industries, Inc — President & CEO

Rick Vilsoet
Dycom Industries, Inc — Legal Department

Richard Dunn
Dycom Industries, Inc — CFO

CONFERENCE CALL PARTICIPANTS

Lorraine Maikis
Merrill Lynch — Analyst

Stuart Goldberg
PSD Capital — Analyst

John Rogers
DA Davidson — Analyst

Jane Dragone
Tradition — Analyst

Mark Degenhart
Oppenheimer Capital — Analyst

Alex Rygiel
Friedman Billings Ramsey — Analyst

Jerry Farber
The Farber Fund — Analyst

Tom Maher (ph)
Lord, Abett — Analyst

Fritz von Carp
Sage Asset Management — Analyst

Doug Drennan
JS Oliver — Analyst

Eric Kanner (ph)
Needham & Co — Analyst

John LaForge
SRQ Capital — Analyst

Alan Mitrani (ph)
Mitronic Capital — Analyst

Jason Simon
JMP Securities — Analyst

Greg Weaver
Kern Capital — Analyst

Hampton Adams
IRG — Analyst

Jordan Tartmo (ph)
MacKay Shields — Analyst

© 2005 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT

May. 24. 2005 / 9:00AM, DY — Q3 2005 Dycom Industries Earnings Conference Call

Jim Ruskin
Avenue Capital — Analyst

Tim Horton
Boston Partners — Analyst

PRESENTATION

Operator

Ladies and gentlemen, thank you for standing by. Welcome to the Dycom earnings conference call. At this time all participants are in a listen-only mode. Later we will conduct a question and answer session. Instructions will be given at that time. If you should require assistance during the call please press star then zero. As a reminder this conference is being recorded. I would now like to turn the conference over to your host, Mr. Steven Nielsen. Please go ahead.

Steven Nielsen — Dycom Industries, Inc — President & CEO

Thank you, Greg. Good morning everyone. I would like to thank you for attending our third quarter fiscal 2005 Dycom earnings conference call. With me we have in attendance Tim Estes, our Chief Operating Officer, Richard Dunn, our Chief Financial Officer, and Rick Vilsoet, from our legal department. Now I will turn the call over to Rick Vilsoet. Rick.

Rick Vilsoet — Dycom Industries, Inc — Legal Department

Thank you, Steve. Statements made in the course of this conference call that state the Company’s or management’s intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. It is important to note that the Company’s actual results could differ materially from those projected in such forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company’s SEC filings, including but not limited to the Company’s annual report on Form 10-K for the year ended July 31, 2004, and the Company’s quarterly report on Form 10-Q for the quarter ended January 29, 2005. Additionally, during this call there will be references to certain non-GAAP financial information. This information has been reconciled to GAAP in the Company’s press release of yesterday that has been posted to the Company’s website. Steve.

Steven Nielsen — Dycom Industries, Inc — President & CEO

Thanks, Rick. Yesterday we issued a press release announcing our third quarter 2005 earnings. Included in last year’s earnings was a reserve of $1.4 million net of tax recorded in connection with a Federal employment tax audit. To ensure meaningful comparisons all references I will now make to the third quarter of 2004 will exclude this charge. A reconciliation of our earnings with and without this charge is attached to yesterday’s press release that has been posted to our website. For the quarter ended April 30, 2005, total contract revenues were $247.7 million versus $219.6 million in the year ago quarter, an increase of 13%. Net income was $13.7 million versus $12.6 million, an increase of 9%. And fully diluted earnings per share was $0.28 versus $0.26, an increase of 8%.

Backlog at the end of the third quarter of 2005 was $1.236 billion versus $1.443 billion at the end of the second quarter of 2005, a sequential decrease of $206 million. Of this backlog approximately $680.9 million is expected to be completed in the next 12 months. Please note that with regards to a certain recently initiated multi-year project relating to fiber deployments, we have included in total backlog and next 12 months backlog only those amounts relating to work estimated to be performed in calendar year 2005.

Our third quarter results were encouraging and continued to demonstrate the fundamental health of our business. Gross margin declined from the year ago quarter by 64 basis points but improved sequentially by 193 basis points.

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FINAL TRANSCRIPT

May. 24. 2005 / 9:00AM, DY — Q3 2005 Dycom Industries Earnings Conference Call

G&A increased 36 basis points year-over-year but included $1.9 million of Sarbanes-Oxley third party expenses in the current quarter versus 300,000 in the year ago quarter. Absent these Sarbanes-Oxley expenses G&A declined 28 basis points. The sequential improvement in gross margin was a result of several factors. Normal seasonal improvement, a lessening of expenses associated with the ramp down of several cable TV upgrade projects, and pricing adjustments initiated at the beginning of the calendar year and a dwindling of the startup expenses related to a large fiber deployment. Liquidity remained robust. Net cash and short-term investments increased $5 million to over $67 million, despite capital expenditures to support our growth totaling $4.2 million, net of disposals. Days sale outstanding was 74.4 days, reflecting a non-linear revenue pattern for the quarter.

During the quarter we continued to experience the effects of a growing overall economy and major telephone company expenditures, which grew substantially year-over-year and sequentially.

Most significantly, we performed work for Verizon’s fiber to the premise buried plant initiative in the states of Massachusetts, New York, Pennsylvania, Delaware, Maryland, Virginia, California, Florida and Oregon. Revenue from Verizon was $81.3 million during the quarter, up from $7.2 million in the year ago quarter. At over 32% of revenue, Verizon remains our largest customer. Organic revenue from BellSouth increased over 22% compared to the year ago quarter and BellSouth was our second largest customer. Revenue from Comcast was $19.1 million. Comcast was Dycom’s third largest customer for the quarter at 7.7% of revenue, down from 11.3% in the previous quarter. Year-over-year revenue, as expected, was down from Comcast while revenue from both Charter and DIRECTV increased. Employee headcount increased during the quarter by 78 to 8,060 at the end of the quarter, reflecting normal seasonal patterns offset, in part, by an increase in the proportion of underground subcontractor to inhouse personnel utilized.

During the quarter we continued to book new work. For BellSouth a new three-year contract extending our services for its district covering Nashville north, for Alltel a new two-year contract extending our services in north Georgia, as well as a new two-year contract initiating our services for central Georgia. For TDS the initial phases of one of their first fiber to the home deployments. For Qwest, three-year extensions for master contracts in Oregon and northern Arizona. For Adelphia upgrade projects in Los Angeles and Buffalo, New York and VoIP readiness projects for cable operators Adelphia, Comcast and Charter.

Dycom demonstrated its continued stability and its ability to profitably respond to emerging growth opportunities. First and foremost, we maintain solid customer relationships throughout our markets. Secondly, the strength of those relationships and the value we can generate for our customers has allowed us to be at the forefront of rapidly evolving industry opportunities. We remain encouraged with the steady commitment by three RBOCSs to deploy fiber deeper into their networks as well as increasing levels of nationwide activity for rural fiber deployments by dozens of different entities. We see these commitments as evidence that a sustained cycle of impressive increases in growth capital expenditures is commencing. In fact, it is increasingly evident that we are seeing the real beginning of the oft foretold rewiring of the nations’s telecommunication’s infrastructure in order to dramatically expand the provisioning of bandwidth and the delivery of new service offerings. And finally, we have maintained our superior, relative financial strength. As the economy continues to expand and our industry begins its own upsurge in growth, we believe Dycom’s fundamental strength will allow us to remain one of the best positioned firms in our industry, able to exploit profitable growth opportunities where others may be constrained. We foresee tangible opportunities which may yield significant growth.

After weighing all of the factors we have discussed today, we have updated our forecast as follows — For the fourth quarter of fiscal 2005 we anticipate earnings per share of $0.33 to $0.38 on revenues of $250 to $270 million. This outlook anticipates continued solid growth from the U.S. economy, normal seasonal weather, Sarbanes-Oxley implementation expenses of approximately $0.01 per share, gains on the sale of a portion of our equipment used for electric utility customers of $0.03 per share, and a prudent assessment of revenues and margins from our Verizon fiber to the premise initiative.

Looking beyond the fourth quarter, we are not currently in a position to provide guidance for the first quarter of fiscal 2006 with enough precision to make our expectations meaningful. This primarily reflects a level of uncertainty as to the exact trajectory of near-term spending due to factors largely beyond our control. At this point I will turn the call over to Dick Dunn, our CFO. Dick.

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FINAL TRANSCRIPT

May. 24. 2005 / 9:00AM, DY - Q3 2005 Dycom Industries Earnings Conference Call

Richard Dunn - Dycom Industries, Inc - CFO

Thanks, Steve. Before I begin my review let me point out that for the purposes of this call we have eliminated the following two items from our GAAP results for the prior fiscal year — First, for the quarter and nine-month period ended April 24, 2004, we recorded a charge of $0.03 per share related to a reserve recorded in connection with a Federal employment tax audit relating to years prior to fiscal year 2004. My discussion will eliminate the impact of this expense. Second, the results for the nine-month period ended April 24, 2004, include an after tax gain on the sale of certain long-term receivables of $6.8 million, or $0.14 per share fully diluted. Unless otherwise noted, my discussion will eliminate the impact of this gain. A reconciliation of our earnings with and without these items is attached to yesterday’s press release that has been posted to our website.

Turning to the income statement, contract revenues for the current quarter were $247.7 million, up 12.8% from last year’s Q3 of $219.6 million. Excluding revenues attributable to subsidiaries not owned during Q3 of fiscal year 2004, revenues for the current quarter would have been $235.9 million, an increase of 7.4%. Total revenues for the nine-month period ended April 30th, rose 20.2% to $735.4 million, versus fiscal year 2004’s revenue of $612 million. Excluding revenues attributable to subsidiaries not owned during the entire nine months of fiscal year 2004, revenues for the nine-month period would have been $561.9 million, compared to $542.3 million for the same period last year, an increase of 3.6%. For the quarter the top five customer’s accounted for 67.5% of total revenues versus 62.8% for the prior year’s third quarter.

For the nine months ended April 30th, sales for the top five customers as a percent of the total were 64.8% versus 66.2% for the prior year. The top five customers and their respective percentages for Q3 of fiscal year 2005 and 2004 are as follows — For Q3 fiscal year 2005 Verizon at 32.8%, BellSouth at 16.7%, Comcast at 7.7%, Sprint 6.7%, and Charter Communications 3.6%; For Q3 of fiscal year 2004 Comcast at 28.0%, BellSouth 15.3%, Sprint 7.7%, Qwest 6.2%, and Adelphia 5.6%. Net income for the third quarter was $13.7 million versus $12.6 million in fiscal year 2004, representing an increase of 9.2%. Net income for the nine months ended April 30th increased 1.7% to $36.7 million versus last year’s $36.1 million. Fully diluted earnings for the quarter were $0.28 per share, a 7.7% increase from last year’s $0.26 per share results.

EPS for the nine-month period ended April 30th increased 1.4% to $0.75 per share versus last year’s $0.74 per share. Operating margins for the third quarter were 7.78% versus last quarter’s 8.82% — last year’s quarter, I’m sorry, 8.82%. This decrease of 104 basis points was due to a 64 basis point increase in cost of earned revenues and a 4 basis point increase in depreciation and amortization for the quarter. General and administrative costs increased 36 basis points compared to the third quarter of last year, and included a $1.6 million incremental cost for Sarbanes-Oxley implementation. Absent these Sarbanes-Oxley expenses, G&A declined 28 basis points.

Operating margins for the nine-month period decreased 176 basis points coming in at 7.52% versus last year’s 9.28%. This decrease was due to a 287 basis point increase in cost of earned revenues partially offset by a 98 basis point decrease in general and administrative costs and a 14 basis point decrease in depreciation and amortization. Depreciation and amortization expense for the third quarter increased $1.4 million from the prior year. This increase was primarily due to increased levels of capital additions to support our current operations and intangible assets acquired as part of the RJE Telecommunications acquisition, partially offset by the sale of assets during the current fiscal year. The effective tax rates for the quarter and nine-month periods were 39.8% and 39.6% respectively versus 40.3% and 39.8% respectively for the prior year’s periods.

For the quarter our cash flow from operating activities was $9.2 million. The primary components of this cash flow were net income of $13.7 million and depreciation and amortization of $11.5 million, offset by increases in working capital as a result of higher levels of activity. Investing and financing activities for the quarter provided $14.6 million. These cash flows consisted of proceeds from the sale of short- term investments of $19.4 million, offset by capital expenditures of $8.9 million. During the quarter we had proceeds on the sale of equipment of $4.7 million. Cash and investments, net of outstanding debt, at the end of the quarter were $67.6 million up from $62.3 million in the prior quarter. During the quarter net receivables increased from $115.7 million to $134.0 million resulting in a DSO of 49.2 days versus a DSO of 46.9 at the end of the second quarter, an increase of 2.3 days.

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FINAL TRANSCRIPT

May. 24. 2005 / 9:00AM, DY - Q3 2005 Dycom Industries Earnings Conference Call

Net unbilled revenue balances increased in the quarter from $53.7 million to $68.4 million resulting in a DSO of 25.1 days, an increase of 3.3 days from Q2’s figure of 21.8 days. On a cumulative basis the combined DSO for our trade receivables and unbilled revenues increased from 68.6 days to 74.4 days, an increase of 5.8 days. At April 30th, the accrual for our self insured casualty program was $51.0 million. Of the $51 million, $24.5 million represents incurred but not reported claims. Steve?

Steven Nielsen - Dycom Industries, Inc — President & CEO

Thanks, Dick. Now, Greg, we will open the call for questions.

QUESTIONS AND ANSWERS

Operator

[OPERATOR INSTRUCTIONS] Your first questions comes from the line of Lorraine Maikis from Merrill Lynch. Please go ahead.

Lorraine Maikis - Merrill Lynch — Analyst

The fourth quarter outlook looks a little lighter than you had been originally anticipating. Can you just talk about what factors have changed between last quarter and now to make you a little less optimistic about Q4?

Steven Nielsen - Dycom Industries, Inc — President & CEO

Well, I think we are optimistic in terms of the recovery in margin. We addressed our outlook on the revenue side because — for a couple, three factors. Primarily we had a strong April which meant that the pipeline of new work we exhausted a little quicker than we expected. So that meant that there was a little less going into May. When we looked at the expectation for the July quarter back in February, we did the best we could to make an estimate of the mix of aerial and buried work on one of our large programs. And we were probably a little bit heavy on the percentage of homes passed that would be buried. And since that’s a number that’s sensitive to a minor shift in that percentage, I think we estimated that somewhat heavy. And the large program that we are involved with is complex and it has lots of moving parts.

We are encouraged by the commitment of the customer to the program and the number of homes passed and the amount of work that we are doing and the number of states that we are in. But it just made it difficult to give it as good an estimate in February as we would have liked. And so when we had more data we had to make an adjustment.

Lorraine Maikis - Merrill Lynch — Analyst

Then visibility on that large project going forward. I know you’ve only included up through the end of calendar ‘05 into your backlog. Is that because you haven’t yet won those other contracts or because you don’t feel that you can estimate the exact amounts of those contracts just yet?

Steven Nielsen - Dycom Industries, Inc — President & CEO

Well, you are somewhat on point, Lorraine. What we’ve always said, from the initiation of that program, is that it is essentially an over building of that customer’s existing infrastructure. And in the rest of our backlog we are really part of those customers core business and without us they can’t serve customers. In this particular case this is a customer that’s dramatically improving their infrastructure. But that improvement is to secure new customers and not necessarily just to serve the ones that are existing.

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May. 24. 2005 / 9:00AM, DY - Q3 2005 Dycom Industries Earnings Conference Call

So given that that had a little different profile than the rest of our backlog, we just felt more comfortable to include it through that customers budget cycle. Now the underlying contract itself at this point extends through 2009. So we’ve got a contract but it is difficult to be as precise with the estimate on that type of program as we are with, say, BellSouth or Sprint or our locating businesses where we have got long track records and where a lot of that business is more focused on maintenance activities that we know have to get done every day.

Lorraine Maikis - Merrill Lynch — Analyst

And if we look at the dollar value of revenue going forward, do you expect that to decline for this particular project or do you think we can hold this quarter’s levels?

Steven Nielsen - Dycom Industries, Inc — President & CEO

I think we can hold this quarters levels. We’d hope it would go up. I mean, it is really complex and there’s lots of moving pieces and we have an ambitious customer that would like to get a lot done. But it is one where we are just taking a prudent approach based on what we are seeing right now.

Lorraine Maikis - Merrill Lynch — Analyst

Then finally, the expectations for fourth quarter, the earnings came down more dramatically than the revenue. Should we infer some additional costs expected in Q4 from that or is it just a change in your estimates?

Steven Nielsen - Dycom Industries, Inc — President & CEO

I will turn it over to Dick. We’ve run sensitivities on that, Lorraine, and I don’t think we’ve reached that conclusion.

Richard Dunn - Dycom Industries, Inc — CFO

I think if you run the guidance back from the — you will find that the ratios are pretty much the same as they were in the previous guidance.

Steven Nielsen - Dycom Industries, Inc — President & CEO

The only exception, Lorraine, is when you have a little less revenue the fixed elements of G&A and depreciation may creep up a little bit.

Richard Dunn - Dycom Industries, Inc — CFO

That’s correct.

Steven Nielsen - Dycom Industries, Inc — President & CEO

But— but only slightly.

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FINAL TRANSCRIPT

May. 24. 2005 / 9:00AM, DY - Q3 2005 Dycom Industries Earnings Conference Call

Lorraine Maikis - Merrill Lynch — Analyst,

Okay. But if you look at — the revenue guidance at the mid point’s down about 5%, earning are down about 15%, and we also have the $0.03 gain. So, I guess, just trying to reconcile those two figures. Thanks.

Richard Dunn - Dycom Industries, Inc — CFO

If you look at the previous guidance at the lower end, which is where the top end is, you will see the numbers are pretty comparable.

Steven Nielsen - Dycom Industries, Inc — President & CEO

At least that’s the way we took a look at it, but we will look at it again, Lorraine.

Lorraine Maikis - Merrill Lynch — Analyst

Okay. Thank you.

Operator

Your next question comes from the line of Stuart Goldberg from PSD Capital. Please go ahead.

Stuart Goldberg - PSD Capital — Analyst

Good morning, guys. A couple of quick questions. I didn’t hear the CapEx and the backlog number for the quarter.

Steven Nielsen - Dycom Industries, Inc — President & CEO

Okay. The backlog at the end of the quarter was $1.236 billion. And the CapEx net in the quarter was a little over $4 million. But on a before disposals basis it was almost $9 million.

Stuart Goldberg - PSD Capital — Analyst

So CapEx is running a little less than the prior two quarters. Is there a reason for that?

Steven Nielsen - Dycom Industries, Inc — President & CEO

You know, we had taken advantage and had indicated in the second half of last calendar year that we were going to take advantage to accelerate some of our planned CapEx to get the tax advantages that expired at 12/31/04. And we did that.

Stuart Goldberg - PSD Capital — Analyst

And then lastly your receivables and the cost in estimated earnings and excess of billings are up relative to revenues, on a sequential basis they are up significantly, yet your cash rose. Can you just give us a breakdown of the cash and cash equivalents increase, how that occurred?

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FINAL TRANSCRIPT

May. 24. 2005 / 9:00AM, DY - Q3 2005 Dycom Industries Earnings Conference Call

Richard Dunn - Dycom Industries, Inc — CFO

Well, one thing you got to keep in mind is that this is not a — this quarter tends to not be linear on a revenue basis. So, we tend to have more sales in the third month of the quarter, which speaks to why the DSO is up a little bit.

Stuart Goldberg - PSD Capital — Analyst

Okay. But can you give us a breakdown of cash flow from operations, cash flow —

Richard Dunn - Dycom Industries, Inc — CFO

Sure. We had — let me just get the numbers here. We had $9 million of cash flow from operating activities for the quarter. We had net CapEx expenditures of about $4.2 million. The difference between those is about $5 million and that’s basically what the cash is up by.

Stuart Goldberg - PSD Capital — Analyst

Okay. Great. Thanks a lot, guys.

Operator

Your next question comes from the line of John Rogers from D.A. Davidson. Please go ahead.

John Rogers - DA Davidson — Analyst

Hi, good morning. I guess, first of all just in terms of backlog, the decline both sequentially and year-over-year, I understand your one big fiber program is not in there beyond calendar ‘05, but what about the rest of your customer base? Is that the sort of decline that you’d expected? It seems —

Steven Nielsen - Dycom Industries, Inc — President & CEO

John, there’s a couple of things. In our backlog, as we’ve talked about before, we have a substantial portion of that that is master contract related. And so if you look at a master contract and we’ve got some that run out through 2010, the first month you initiate that contract is the month you have the most backlog out of that contract. And it goes down from then til the next time that you renew it. So the backlog bleed, as we’ve indicated to folks before, on the master contract business really isn’t necessarily a very good indicator of future revenues. Because the fact that backlog is down from a five-year contract as the first 12 months have expired, doesn’t tell you anything about the next 12 months. So that’s the first thing that you have to keep in mind. As we indicated on the list of new contracts, I mean this was a good month. We added a renewal with BellSouth. We added a renewal with Alltel. We extended — we got a new contract with Alltel, which is a new geographic footprint.

John Rogers - DA Davidson — Analyst

I’m sorry, Steve, when you say it’s a good month, are you talking about April or May?

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FINAL TRANSCRIPT

May. 24. 2005 / 9:00AM, DY - Q3 2005 Dycom Industries Earnings Conference Call

Steven Nielsen - Dycom Industries, Inc — President & CEO

Well, good quarter. Good quarter. It was good quarter for contract additions. And from our perspective have had solid performance in terms of booking new business. So for us the backlog number is meaningful and the total number, obviously, more is better than less. But if you have a, for example, a new contract that we secured with Alltel, it’s a two year contract, the backlog we recorded at April for that contract is the most we will ever record until we renew it again. But it doesn’t imply anything about the business over the next 12 months or the next 24 months.

John Rogers - DA Davidson — Analyst

Okay. And then one other question if I could. Can you give us the breakdown between utility line locating and telecommunications work

Steven Nielsen - Dycom Industries, Inc — President & CEO

Absolutely. Dick has that right here.

Richard Dunn - Dycom Industries, Inc — CFO

I’ve got it right here. The telecoms — I will give you this quarter and then prior years — we’re at 59.7%, cable TV 15.3, utility locating services at 21.8%, and electrical installation and other 3.2%. And the comparable figures for last year would have been 31.7 for teleco, 41.8 for cable TV, 23.2 for utility locating services, and 3.3% for electrical and other.

John Rogers - DA Davidson — Analyst

Okay. And that electrical work, will that completely disappear with this sale?

Steven Nielsen - Dycom Industries, Inc — President & CEO

No, we continue to provide electrical services in the southeast and somewhat in Texas. We just had an opportunity where we had some — a portion, a good portion of our equipment that had been idled over time. The used equipment market is very strong right now and so we saw an opportunity in this quarter to liquidate those idle assets and throw off cash and redeploy the cash in the business. It’s really just opportunistic. But it was of a large enough number that we wanted to call it out. Although, I want to be clear, John, that we always have other income in every quarter because we are continually taking a look at our equipment as it hits its targeted useful life. And when it does we sell it and we buy new. So, you will see that every quarter. But this was little more opportunistic.

John Rogers - DA Davidson — Analyst

Okay. And then just one last question if I could, at what point will you start looking at your big fiber programs in terms of extending the outlook into 2006?

Steven Nielsen - Dycom Industries, Inc — President & CEO

I think, this fall, John, as our customer goes through the budgeting process for ‘06 and has announced that they will in the second half of the year roll-out video and other interactive services. They’ve been very active in terms of announcing new areas,

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FINAL TRANSCRIPT

May. 24. 2005 / 9:00AM, DY - Q3 2005 Dycom Industries Earnings Conference Call

new geographic areas of activity. And I think that will be the next touch point that we will look at when we talk with them. But if you look at their Investor Relations news site, they’ve been making plenty of announcements lately.

John Rogers - DA Davidson — Analyst

Yes. Okay, great. Thank you.

Operator

Your next question comes from the line of Jane Dragone from Tradition. Please go ahead.

Jane Dragone - Tradition — Analyst

I have a question. One of the biggest issues facing the deployment of FTTx is the rewiring of the house. The costs are extremely high and the time to install multiple set-top boxes is onerous. Is there any way that Dycom can go after that business on a subcontract business from — it’s going to affect BellSouth, SBC and Verizon. Is that an opportunity for Dycom or not?

Steven Nielsen - Dycom Industries, Inc — President & CEO

Well, there’s a couple of ways to look at it and it varies by customer. For all customers the inhouse work can only be initiated after the drop from the curb to the site of a house has been placed and that’s clearly an opportunity for us. And we are beginning to perform that work on one major program right now. So clearly the drop work is a significant opportunity. The inhome work is really a function of the labor agreements of the various providers, various telephone companies. And what we’ve seen is in some cases the work for the new services they’ve decided to perform internally but they’ve redeployed technicians from their existing copper networks to do that and that creates an opportunity for us to backfill in the copper network. So kind of on a net basis it’s a growth opportunity but it’s not directly related to the inhome wiring. But certainly — certainly that’s a service that we provide and particularly on the drop side where we see some real opportunity.

Jane Dragone - Tradition — Analyst

My second question is, it sounds like, from everything I’ve heard from other vendors, that there was an inventory build up of Verizon on the FTTP and it does sound like they’ve decelerated a bit on the homes passed number because they spent so much CapEx in the first Q and it sounds like this quarter is going to be flat to down. And they also had permitting issues, I think it was a couple of quarters ago. So do you think at Verizon it’s just — the lower number that you guys are forecasting for the next quarter, is that mostly just Verizon trying to catch up because they have so much in inventory? Or are they actually decelerating their plan?

Steven Nielsen - Dycom Industries, Inc — President & CEO

We saw no — see no indication that the plan’s decelerating and we are really not in a position to comment kind of line item by line item as to any kind of near-term adjustments other than to say that this is a complex program and they show every evidence in their communications both with us and publicly that they are going to hit their homes passed number for the calendar year. That doesn’t mean that, like any other large deployment, that there may not be month to month or quarter to quarter adjustments while they get there.

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FINAL TRANSCRIPT

May. 24. 2005 / 9:00AM, DY - Q3 2005 Dycom Industries Earnings Conference Call

Jane Dragone - Tradition — Analyst

Okay. Well, it’s just that last year they did not hit the 1 million. They came in at 850,000 homes. And a lot of that were the permitting issues with the municipalities. Are you guys seeing any issues on the permitting side yet or is that all cleared up? Or is that ongoing?

Steven Nielsen - Dycom Industries, Inc — President & CEO

This — right now our contract extends through 2009 and I think there will be a permitting problem someplace somewhere in some limited instances every day between now and then. I mean, I think that’s a function of one of these large underground deployments. But other than the normal background level of permitting issues — I mean those issues will work through, particularly when they go to new geographies. It takes time to get used to and to get work through a new municipal — new municipal requirements. But once you do and you know how to do it, it will move along.

Jane Dragone - Tradition — Analyst

Okay, great. Thanks.

Operator

Your next question comes from the line of Mark Degenhart from Oppenheimer Capital. Please go ahead.

Mark Degenhart - Oppenheimer Capital — Analyst

I have three questions. First on SBC, I hear that they’ve accelerated their program and that their traditional mom and pop installation force is not up to the task but yet I don’t hear you mentioning gaining business with them. Can you give us a sense of exactly what SBC is doing for their program? Who is doing the actual work for them?

Steven Nielsen - Dycom Industries, Inc — President & CEO

I mean, we are not aware that they’ve indicated publicly, other than the 17 to 18 million homes passed, that they would like to get done in the next three years. So we don’t have any knowledge as to acceleration. In terms of who they are using to get the work done, I mean, they have a well-established supply channel using smaller private companies to get not all of their work done, because we had sales with them in the quarter and I’m sure other larger companies did too, but the predominant share. And we have not seen a wholesale change in that approach, but we have seen in certain spot geographies where that — where there must be enough work that we are seeing more opportunities for us to deploy some resources. But at this point we have not seen any kind of paradigm shift. They’ve been very successful in business and in the way they do things and it’s really going to be up to them to see if that meets their needs or they need to examine using larger vendors.

Mark Degenhart - Oppenheimer Capital — Analyst

But I don’t get the sense that there’s any significant communications going on?

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FINAL TRANSCRIPT

May. 24. 2005 / 9:00AM, DY - Q3 2005 Dycom Industries Earnings Conference Call

Steven Nielsen - Dycom Industries, Inc — President & CEO

Well, I mean, we communicate with all our customers but that’s a big customer with lots of people to communicate with and at this point the indications are that they are comfortable with the existing methodology that they’ve used to get the work done.

Mark Degenhart - Oppenheimer Capital — Analyst

Second question, two or three quarters ago you talked about — you talked about foreseeing the industry becoming capacity constrained. At least by looking at your margins it doesn’t seem as though that has been the case. Could you comment on what has changed versus those comments two or three quarters ago?

Steven Nielsen - Dycom Industries, Inc — President & CEO

I’m not sure that — that the two are as tightly correlated as your question indicates. Clearly there have been spot geographies where we needed more resources and everybody needed more resources than were immediately available. Initially what that does is that creates cost pressure as you are trying to train and and add resources to meet those needs, where readily available resources aren’t at hand. So I’m not exactly sure what the correlation you are looking for to margin. Over time, as demand increases on the industry and this is a business with a long history and long cycles, but as we experienced in the 90s and we experienced in the 80s, over time as customer demand builds and more customers commit to larger programs, that will tend to expand opportunities for margin as long as we do a good job for our customers.

Mark Degenhart - Oppenheimer Capital — Analyst

Last question. You told us about renewals with some customers in the quarter. Were there any potential renewals that did you not win?

Steven Nielsen - Dycom Industries, Inc — President & CEO

In the current quarter I don’t think we had any. Certainly nothing of any significance.

Mark Degenhart - Oppenheimer Capital — Analyst

How about in the last 12 months?

Steven Nielsen - Dycom Industries, Inc — President & CEO

We may have — the way we look at contracts is you pay attention to the significant ones and the ones that are somewhat marginal. You hope to book more new ones than you lose and net have a better portfolio of business coming out. So we are not going to say that we didn’t lose a contract someplace. I mean, if we are trying to improve margins that’s probably a good thing every once in awhile, to cull contracts that don’t hit expectations. But we haven’t anything that’s significant or, in thinking about it, if they had any — there were a couple of small contracts that had some revenue contribution but we were unhappy with the margins and so we are happy to be without them.

Mark Degenhart - Oppenheimer Capital — Analyst

Okay. Thank you.

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FINAL TRANSCRIPT

May. 24. 2005 / 9:00AM, DY - Q3 2005 Dycom Industries Earnings Conference Call

Operator

Your next question comes from the line of Alex Rygiel from Friedman Billings Ramsey. Please go ahead.

Alex Rygiel - Friedman Billings Ramsey — Analyst

Steve, with regards to backlog, the previous quarter backlog to be burned over the next 12 months was about $850 million. You burned about $80 million in this quarter from Verizon and your accounting for Verizon only through year-end. So subtracting that out you get to sort of an adjusted backlog of about $770 million. But yet, at the end of the quarter your backlog over the next 12 months was $680 million. What’s the difference?

Steven Nielsen - Dycom Industries, Inc — President & CEO

I think the adjustment is the impact of the fourth quarter revision and expectations, right, because there’s clearly that has to come off and then when you have an element of your backlog that’s only got an eight-month duration, it’s pretty sensitive to the next three months in terms of what expectation is.

Alex Rygiel - Friedman Billings Ramsey — Analyst

Could you provide us the customer detail with regards to DIRECTV, Qwest, Adelphia, Alltel and whoever your tenth largest customer was?

Richard Dunn - Dycom Industries, Inc — CFO

Sure. Let me just — give me a second here, Alex. We ran down to Charter, Qwest was — Qwest we did $7, about $8 million, DIRECTV we did about $7.5, Alltel we did about $5.9 and then it starts to drop off pretty rapidly from there, Alex. Texas utilities $3.4 — about $4 million, and Atlanta Gas about $3.6, Adelphia $3.1.

Alex Rygiel - Friedman Billings Ramsey — Analyst

Steve, circling back, is it fair to assume that the month of April was substantially better than the months of February and March.

Steven Nielsen - Dycom Industries, Inc — President & CEO

Absolutely, as it is almost every other year.

Alex Rygiel - Friedman Billings Ramsey — Analyst

And if that’s the case, can you help us to understand why in theory, then, the May, June and July months will be declining from the level of April?

Steven Nielsen - Dycom Industries, Inc — President & CEO

Well, I mean, we haven’t — we have not indicated that they will be declining. We’ve indicated around a range that it may be stable or it may be slightly up or slightly down. But it’s not — if you take the April run rate and take it out for 13 quarters, it’s somewhat basically right in the middle of the guidance range. And so there are opportunities for it to increase. We are not

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FINAL TRANSCRIPT

May. 24. 2005 / 9:00AM, DY - Q3 2005 Dycom Industries Earnings Conference Call

forecasting necessarily that it would be down. And the issue is, as we had answered previously, Alec, is we had a strong April. And we got a little bit ahead of the program. We also in looking at what the opportunity was, made our best estimate of the amount of buried opportunity. We may have been a little heavy on that. And it’s a dynamic process and those things change from geography to geography with a fair amount of volatility. And so that’s why we have issued the forecast that we have.

Alex Rygiel - Friedman Billings Ramsey — Analyst

Think about the competitive environment around fiber to the premise construction activity, are you seeing your competitors taking increasing level of market share?

Steven Nielsen - Dycom Industries, Inc — President & CEO

No, I think we got through the last cycle that we had talked about on the last call reasonably well. We were comfortable, as we indicated. We thought we were able to secure, and were able to secure, good prices and certainly are doing — doing well in terms of the amount of work that we have.

Alex Rygiel - Friedman Billings Ramsey — Analyst

But going forward as it relates to Verizon, clearly Verizon strategy initially was to bring on one strong vendor and then complement that vendor for all of it’s products, equipment and services with the a second a third and a fourth. We’re clearly starting to see a second, a third and a fourth construction vendors start to benefit from Verizon’s fiber to the premise deployment. Are you losing any market share going forward due to the addition of second, third and fourth contractors?

Steven Nielsen - Dycom Industries, Inc — President & CEO

Well, I think there’s a couple of ways to look at that. One, the original program, I think, was nine states. I think they are now up to 14 states. I think we’ve indicated the states that we work in. You can look at the states that they’ve announced and we chose not to participate in some of the new states. So I think there is certainly going to be a market share shift as they announce a market and, for whatever reason, we jointly chose not to participate in that area. So there’s going to be a shift there. I think the other thing to keep in mind was that the original approach to the program varied throughout Verizon. And while your statement is accurate for some portion of Verizon, other portions of Verizon have pursued different strategies. And that’s something that’s going to work its way out over time as they see how that meets their needs.

Alex Rygiel - Friedman Billings Ramsey — Analyst

One last question. If some of your existing Verizon markets are slowing, or coming to completion, will you see ramp down expenses like you saw at Comcast?

Steven Nielsen - Dycom Industries, Inc — President & CEO

I don’t know of any of the markets that are anywhere near completion, Alex. In terms of adjusting force levels, in the footprint that we have we have an ability to move crews around and we are taking rotation of the work as an opportunity to move our forces around and demonstrate that that’s value to the customer. We don’t anticipate any — any material amount of expense. That’s just pretty much normal business of moving resources around.

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F I N A L  T R A N S C R I P T

May. 24. 2005 / 9:00AM, DY — Q3 2005 Dycom Industries Earnings Conference Call

Alex Rygiel - Friedman Billings Ramsey — Analyst

It’s good to see that you have transitioned your revenue mix to predominantly telecom here and gross margins relative to your year ago level are fairly stable, so congratulations on that and good luck.

Steven Nielsen - Dycom Industries, Inc — President & CEO

     Thank you.

Operator

Your next question comes from the line of Jerry Farber from The Farber Fund. Please go ahead.

Jerry Farber - The Farber Fund — Analyst

Good morning. I understand you said there’s a number of cloudy elements in making a first fiscal quarter forecast. Nonetheless, looking at fiscal ‘06 you have a backlog in hand and the like and I’m just wondering on a full year basis does that, those various elements of uncertainty apply to fiscal ‘06 or in some ways, because you have intra quarter volatility and seasonality, that you — is this business have any predictive elements as far as a full fiscal ‘06 time frame?

Steven Nielsen - Dycom Industries, Inc — President & CEO

Well, we certainly, Jerry, haven’t issued — we haven’t issued first quarter guidance, we are not going to issue full year guidance.

Jerry Farber - The Farber Fund — Analyst

I understand you are not going to issue full year guidance, but I’m asking in terms of budgeting and looking at the business. I understand that there may be some — sometimes there’s intra year volatility, seasonality, quarter to quarter, how the orders unfold which may, in some ways, give a greater full year clarity than a short-term quarterly clarity. I’ve seen that in some businesses. Maybe that’s not true in your business.

Steven Nielsen - Dycom Industries, Inc — President & CEO

Certain what we can say about fiscal ‘06 is we are a July fiscal year, which means that we have to anticipate to some degree the budgeting levels of our calendar based budgeting customers. That creates a little bit of uncertainty but we’ve worked through that before. If you look at our core master contracts business and the maintenance business that we provide for the cable operators and the installation and service work that we do with DIRECTV, it’s not as if any of that business in some absolute sense is going to go away. If you look at the mix of multi-year master service contracts and other long-term contracts, it was about 90% of the revenue that came through in the last quarter. So the contract relationships are there, the opportunity to provide those services is certainly there.

What makes it difficult is establishing any kind of absolute level of activity. And we’ve had years where those numbers could shift from customer to customer or where we’ve seen where they could go up or down significantly. And so that — it’s not as if we are worried about the business, because we are not. We are adding contracts. We’ve got the best CapEx environment from the telephone industry that we’ve seen in five years. But the timing of that and the absolute levels that we would need to budget and forecast with certainly just aren’t there at this point in time.

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F I N A L  T R A N S C R I P T

May. 24. 2005 / 9:00AM, DY — Q3 2005 Dycom Industries Earnings Conference Call

Jerry Farber - The Farber Fund — Analyst

Okay. Thank you.

Operator

Your next question comes from the line of Tom Maher from Lord Abbott. Please go ahead.

Tom Maher - Lord Abbott — Analyst

Actually my question has been answered, thanks.

Operator

We will move on to the next question from Fritz von Carp from Sage Asset Management. Please go ahead.

Fritz von Carp - Sage Asset Management — Analyst

Good morning, gentlemen. Could you give me a little extra color on what is the governing factor in the pace of the Verizon and maybe the FTTP work in general? Is it a logistical constraint within the customer, is it your own constraints in terms of man power and so forth or is it purely a budget issue for them or just help me understand how that process works?

Steven Nielsen - Dycom Industries, Inc — President & CEO

I think it’s a little bit of everything you just outlined, Fritz, and it certainly is in terms of on a week to week or month to month basis. I mean on something this large if you step back and look at this program, our revenues on this program have grown sequentially quarter to quarter in the neighborhood of 40%, 40 to 50% every quarter for the last five. Now that creates some logistical complexity that has to be managed. Certainly the overall expectation from Verizon is that they are going to do 2 million homes passed. So that ultimately for the year is not a governing factor. They clearly have the money and the budget to do it, so it’s really just a question of working through the logistical issues.

We are comfortable, as we did last quarter. Last quarter we were able to grow our revenue that was FTTP related from the January quarter was, I think, about $51.5 million. And it grew to about $76.5 million in the April quarter. So sequentially it’s up 40, 45%. So it’s really just a question of bringing all the pieces together in a fashion where we can get the work done.

Fritz von Carp - Sage Asset Management — Analyst

This issue of underground versus aerial mix, are we to understand that your — tell me if this is the right view, that you are basically putting the stuff in the ground or installing the wire wherever it goes as fast as you and the customer can manage to get it done and the mix sort of per home will change the revenues per home from quarter to quarter, is that sort of what happened here?

Steven Nielsen - Dycom Industries, Inc — President & CEO

I think there’s a couple of things, Fritz, that you are on to. I wouldn’t say that there’s not a work order someplace where they wished we got it done yesterday and we are going to get it done today, but there’s no overall bottlenecks in meeting the completion schedules. But the mix of buried to aerial that we estimate is — moves around a lot from geography to geography. And the other issue on a homes passed basis is just the amount of feet of buried plant per homes passed. And that can vary

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F I N A L  T R A N S C R I P T

May. 24. 2005 / 9:00AM, DY — Q3 2005 Dycom Industries Earnings Conference Call

from geography to geography. So that’s what caused — we did the best we could and we wished we would have done better but it did cause us to be a little heavy on the number.

Fritz von Carp - Sage Asset Management — Analyst

Do you have some visibility as to when the top-line re-accelerates overall? I mean, can you see it — the mix of underground getting richer a few months out or anything — do you have any visibility like this?

Steven Nielsen - Dycom Industries, Inc — President & CEO

Well, I think, Fritz, in this case, as we’ve transitioned from a revenue base that a year ago was 28% Comcast to today was 32% for Verizon for the April quarter, that we are focusing on running a good business. We are giving guidance as far out as we feel comfortable. And overall, if you look back from five years from now, I think we are going to look back on a time of growing expenditures. When the inflection point and the curve is as to is it next quarter or the quarter after, we are just not in a position, given the size and complexity of what’s going on, to be accurate enough to venture a forecast?

Fritz von Carp - Sage Asset Management — Analyst

Thank you.

Operator

Next we will go to the line of Tim Horton from Boston Partners. Please go ahead.

Tim Horton - Boston Partners — Analyst

My question has been answered. Thank you.

Operator

We will move on to the line of Doug Drennan from J.S. Oliver. Please go ahead.

Doug Drennan - JS Oliver — Analyst

My question has been answered, thank you.

Operator

Next we will go to Eric Kanner from Needham and Company. Please go ahead.

Eric Kanner - Needham & Co — Analyst

Good morning, thank you very much for taking my call. Given the size of the business with Verizon, I have a couple more questions on it. If I understood the answer to a previous question, it sounds like the geographies are handed out in state by state as opposed to central office by central office or something along those lines. Is that actually true or are they handed out on a different geographic basis?

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F I N A L  T R A N S C R I P T

May. 24. 2005 / 9:00AM, DY — Q3 2005 Dycom Industries Earnings Conference Call

Steven Nielsen - Dycom Industries, Inc — President & CEO

There’s multiple levels and the approach varies from state to state. But the work is generally managed at a state level internally at Verizon. And they may use us to do all the work. They may use another vendor to do all the work or they may use a combination of vendors. It really varies across the country. The program is large enough and the run rates are significant enough that at that point they do have to manage it by — by central office or by wire center. And generally, although not in all cases, they would tend to issue the work in a wire center to a specific vendor. Although at times if they’re — they need to get it done quickly they may split a wire center and have multiple vendor in there.

Eric Kanner - Needham & Co — Analyst

So if you are doing, let’s say, a part of a wire center or all of a wire center, does that mean that you are contracted to do both the construction as well as installing the drop later on or — ?

Steven Nielsen - Dycom Industries, Inc — President & CEO

If the drop is a separate activity and it’s a different organization, in most cases, that manage that process inside Verizon and sometimes we do and sometimes we don’t. Generally, because of the marketing phase, there is a timing difference between when the original path is created and when the drop is placed. So you generally complete the path and then come back to place the drop later.

Eric Kanner - Needham & Co — Analyst

Have you seen in your experience so far where you did the construction work, effectively the homes passed work, and then didn’t get the drop or where you didn’t do the construction but then you got the drop?

Steven Nielsen - Dycom Industries, Inc — President & CEO

At this point we are focused on doing the drop work where we have done the path creation. Although that — we certainly would look at other opportunities. Where we have been focused on gearing up to the volumes that we have on path creation, we have not always gone after the drop installation. If we had plenty on our plate we took care of the path creation first in those instances.

Eric Kanner - Needham & Co — Analyst

Fair enough. Thank you very much for your help.

Operator

Next we will go to the line of John LaForge from SRQ Capital. Please go ahead.

John LaForge - SRQ Capital — Analyst

Hi, guys. I guess the reason everyone keeps circling around this next quarter into the following quarter, you basically are saying Verizon is still on task but you are having a hard time because of all these moving pieces. Is one of those moving pieces the permitting side of things? And then the second question I had was around the state by state. You said you passed on a couple of states. Why was that? Was it because the margin wasn’t the way you wanted it?

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F I N A L  T R A N S C R I P T

May. 24. 2005 / 9:00AM, DY — Q3 2005 Dycom Industries Earnings Conference Call

Steven Nielsen - Dycom Industries, Inc — President & CEO

Well, I mean, certainly in terms of the state by state question, I mean we had plenty to do and still have plenty to do for Verizon. I mean, if we take perspective, at least at Dycom, we’ve never had a customer that we did $80 million in a quarter for. And we’ve never had a customer, that I can recall, where we grew sequentially from $55 million to $80 million in a quarter and added $25 million in absolute growth in a ninety-day period. So certainly we’ve had plenty to do. And so that influenced our view, where our local footprint is. And then, as always, different people have different views of appropriate price points and ours isn’t always right and somebody else isn’t always right and that’s what it is to be a contractor. So, there was some areas where it just didn’t work out for to us participate.

John LaForge - SRQ Capital — Analyst

Okay. And what about in terms of the seeing into the next quarter? I guess my main question is the business is still there, correct? It’s just a matter of where it lands quarter by quarter?

Steven Nielsen - Dycom Industries, Inc — President & CEO

There has been no indication that Verizon in any way diminished their full year expectations.

John LaForge - SRQ Capital — Analyst

Okay. Thanks.

Operator

Next we will go to the line of Alan Mitrani from Mitronic Capital. Please go ahead.

Alan Mitrani - Mitronic Capital — Analyst

Just one quick question. Can you update us on Adelphia, how much was it in the quarter and do you expect this to be a low point, now that they are being bought by Time-Warner and Comcast?

Richard Dunn - Dycom Industries, Inc — CFO

Yes, Adelphia was $3.1 in the quarter, $3.1 million.

Steven Nielsen - Dycom Industries, Inc — President & CEO

And that was up a little bit from Q2, Alan. We are starting, as we indicated on the call, we are starting a nice size project in Buffalo, New York, and another project in Los Angeles. And I think that — so I’m not going to forecast low points but I know that we are adding work and adding resources to complete work for Adelphia. And, certainly, if you listened to the Time-Warner presentation with regards to their purchase, I mean, they did indicate that they were going to spend $650 million over a three-year period, is what I understand, to bring Adelphia’s systems up to their technical standards.

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FINAL   TRANSCRIPT

May. 24. 2005 / 9:00AM, DY — Q3 2005 Dycom Industries Earnings Conference Call

Alan Mitrani - Mitronic Capital - Analyst

Thank you.

Operator

Your next question comes from the line of Jason Simon from JMP Securities. Please go ahead.

Jason Simon - JMP Securities - Analyst

Good morning, guys. I’d just would like to circle back to this aerial versus buried situation. I just want to make sure that this is something that is, I guess, more shorter term in nature and not, I guess, systemic. Do you see that Verizon is starting to do more aerial work because they want to accelerate the return on capital in their short-term business or is this just a timing issue with you guys?

Steven Nielsen - Dycom Industries, Inc - President & CEO

No, Jason, this was an estimating issue for us. It was just us doing the best we could working off a homes passed number to come up with available buried opportunity. And this is not a Verizon issue. This is — this just was us and the way we put the estimate together.

Jason Simon - JMP Securities - Analyst

See — you don’t see the way they are actually deploying the work changing at all? You didn’t see this as a — ?

Steven Nielsen - Dycom Industries, Inc - President & CEO

We are obviously not part of their planning process. But they are a big company. They’ve been in business a long time and I’m sure that they have got a planning process that’s responsive to all the normal PC penetration rates, all of the normal things that you would like to see as well as a desire to sell the service to everybody who wants to buy it.

Jason Simon - JMP Securities - Analyst

And I guess just on your Verizon backlog, you are not going past December 31, 2005. Is it because you guys have absolutely no visibility there or you are just trying to be very conservative at this point?

Steven Nielsen - Dycom Industries, Inc - President & CEO

No, no, what we’ve said and we’ve said it now for — ever since we started the project, Jason, is this work is a complete over build of the existing network. So that the infrastructure that we are deploying is not required for them to serve their existing customers today. And that’s a little bit different type of a program than what is in the rest of our backlog, where we are really much more of the deploying plant to new housing subdivisions, providing maintenance services, certainly, and our locate business being responsive to locate requests. And so because at this point the program is new and it’s somewhat different than what’s in the rest of our backlog, that’s why we have taken a conservative approach. It’s more about the other backlog that we have in our backlog and not as much about Verizon.

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FINAL  TRANSCRIPT

May. 24. 2005 / 9:00AM, DY - Q3 2005 Dycom Industries Earnings Conference Call

Jason Simon - JMP Securities — Analyst

All right. And just one last question. BellSouth, do you see any kind of acceleration of their plans to deploy FTTx or is this just more this quarter and last quarter an increase of off a low base business.

Steven Nielsen - Dycom Industries, Inc - President & CEO

No, I think they are committed to the plans that they’ve talked about with Wall Street. I think their CapEx was up in their first calendar quarter and they are our second largest customer. They’ve been the core — a core customer of the business for a long time and we think that they will be a good customer for a long time to come.

Jason Simon - JMP Securities - Analyst

Has the mix shift in, I guess, the percentage of work that you are doing for FTTx for BellSouth increased over the last quarter, would you suggest?

Steven Nielsen - Dycom Industries, Inc - President & CEO

We talked about year-over-year, Jason, that the business was up over 22%. That includes our locating business. If you pulled the locating out, which is a — which grew but it didn’t grow as much, the business actually was up 30% on the construction side. So we are — we are feeling good about the opportunities with BellSouth.

Operator

Next question comes from the line of Greg Weaver from Kern Capital. Please go ahead.

Greg Weaver - Kern Capital - Analyst

Yes, Steve, did you bid on those Verizon jobs in the states that you are not participating in?

Steven Nielsen - Dycom Industries, Inc - President & CEO

Well, I went through an RFP process last fall and early this year and we supplied pricing. Yes, we did.

Greg Weaver - Kern Capital - Analyst

Just on the — when is the last time you haven’t provided six months forward guidance?

Steven Nielsen - Dycom Industries, Inc - President & CEO

Two quarters ago.

Greg Weaver - Kern Capital - Analyst

Would you say that the probability of upside is equivalent to downside in terms of fiscal Q1?

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FINAL   TRANSCRIPT

May. 24. 2005 / 9:00AM, DY - Q3 2005 Dycom Industries Earnings Conference Call

Steven Nielsen - Dycom Industries, Inc - President & CEO

We haven’t provided any guidance for fiscal quarter 01 of fiscal 2006, Greg, so I’m not sure I understand your question. The guidance we provided for Q4 is our best estimate to try to encompass the probabilities of coming in between those two numbers on EPS and revenue.

Greg Weaver - Kern Capital - Analyst

I’m not asking whether it’s flat coming sequentially out of Q4, I’m just asking there’s some uncertainty into what’s going to happen six months out so you are not giving any — giving us a forecast.

Steven Nielsen - Dycom Industries, Inc - President & CEO

There is certainly — certainly potential for upside. And that’s when we create — when we look at uncertainty it’s both types, it’s not just downside.

Greg Weaver - Kern Capital - Analyst

Exactly. So I’m trying to understand is it equivalent.

Steven Nielsen - Dycom Industries, Inc - President & CEO

That’s a judgment call. I would think it’s equally balanced at this point, Greg.

Greg Weaver - Kern Capital - Analyst

So it’s uncertainty in both directions, then?

Steven Nielsen - Dycom Industries, Inc - President & CEO

Probably a little less uncertainty that we would have declining revenues. I mean the business is trajectory. Because don’t forget in our fourth quarter of last year we had our 52, 53 week calendar catch up. So last year had 14 weeks in it. So we are still looking at organic revenue growth and we don’t see that that necessarily will not continue going forward.

Greg Weaver - Kern Capital - Analyst

Okay. Thank you very much.

Operator

Next question comes from the line of Hampton Adams from IRG. Please go ahead.

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FINAL  TRANSCRIPT

May. 24. 2005 / 9:00AM, DY - Q3 2005 Dycom Industries Earnings Conference Call

Hampton Adams - IRG - Analyst

Hey, guys, I just want to touch base on the big picture once again. Obviously the fiber to the prem builds are very difficult and you’ve mentioned the complexity several different times here. I know that ASC had some harder issues a few quarters back. Now you are talking about some mix issues. Can you just talk sort of generally about any other things that have surprised you about this? We’re in unchartered ground here and we’d just like to know your experience of things that have been surprising about this whole build.

Steven Nielsen - Dycom Industries, Inc - President & CEO

I think we would — I mean, if we had sat and talked a year ago, when we did when we initiated the program, I don’t think a year ago we would have forecast $81 million in the April, ‘05 quarter. I don’t think we would have forecast a sequential revenue billed that went $7 million, $20 million, $32 or $33 million. I would not have — yes, the numbers are actually in the Q4 of last year was $21 million, $40 million, $55, and $81. So, I think we feel — I think we feel that the upside has been good — has been a positive surprise.

Hampton Adams - IRG - Analyst

But it’s stuff like, people have asked already, permitting or provisioning or hardware or marketing, is there any other things out there that are kind of come through as a surprise on the negative side?

Steven Nielsen - Dycom Industries, Inc - President & CEO

Nothing has been surprising in terms of qualitatively. I mean we have those — every issue you listed we have in our core master service business when we go out and try to do a job today someplace. It’s just a question of when you have the kind of growth rates sequentially that we’ve experienced, that’s going to create some pressures on the system. And that’s — I don’t know that it’s a surprise. I think it’s a function of the surprise on the revenue line.

Hampton Adams - IRG - Analyst

Okay. So just natural ebb and flow of a big new project?

Steven Nielsen - Dycom Industries, Inc - President & CEO

Like I said, at least in Dycom’s experience and, more broadly, in my experience in the industry, to have an opportunity that in Q3 of ‘04 produced revenue of $2.2 million, and a year later it produced revenue of $76.4 million, that’s not usual.

Hampton Adams - IRG - Analyst

All right. Well thank you very much. I appreciate it.

Operator

Next question comes from the line of Jordan Tartmo from MacKay Shields. Please go ahead.

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FINAL  TRANSCRIPT

May. 24. 2005 / 9:00AM, DY - Q3 2005 Dycom Industries Earnings Conference Call

Jordan Tartmo - MacKay Shields — Analyst

Given kind of how you say these bids go, where it’s kind of generally state by state, seemed to be focused on price, it sounds to me as if there’s not much differentiation between you and any of your competitors. That many of you guys are much better than anyone, because it would seem if someone was, than it would probably be much easier for Verizon, or any of these guys, to deal with one person on a national basis. I would think there would be a lot of economies and just make the whole thing easier and more efficient, potentially faster. So, can you tell me where I’m wrong in that logic?

Steven Nielsen - Dycom Industries, Inc — President & CEO

I think there’s a couple of things that you haven’t considered. Any phone company is a large enterprise and it’s managed through an organization that goes from a very high level down to individual districts and states. And it is efficient for certain needs to the customers to manage the program locally and, after all, it’s work in people’s front yards and , literally at this point, probably hundreds if not thousands of different municipal entities. There are some — certainly some scale economies for them to approach — approach the supply on a higher level basis but they are managed locally and that creates some opportunities. Now, certainly, I can assure you, at least from our conversations and from our perspective, that — that securing a vendor or vendors that can ramp and deploy the working capital and the CapEx that we’ve spent in the last year to go from essentially nothing to $76 million in a year, I think has certainly been a factor that Verizon has considered.

They’re also, because they have a responsibility to their shareholders, they’ve got to consider the trade-offs of securing capacity versus cost. And our business has been pretty stable, has had significant long-term relationships with lots of our customers and certainly that’s been a function of the quality of the work that we provided, our ability to meet schedule and lastly, but importantly, price. But if you look at the peers that we are competing with, I mean clearly we’ve been able to produce margins that compare favorably. So, as we got this work, it couldn’t have been all on price, it wouldn’t seem.

Jordan Tartmo - MacKay Shields — Analyst

But clearly, just price seems to be always the overriding factor here in terms of why you don’t compete or why someone else gets the business. It seems — .

Steven Nielsen - Dycom Industries, Inc — President & CEO

But price is a function of not only what you are willing to accept as margin, but various corporate strengths. We are approaching a $1 billion Company and we’ve got a broad geographic footprint, but we are also smart enough to know that we are not the answer everywhere. Greg, I think we have time for one call — one more question.

Operator

The last question comes from the line of Jim Ruskin from Avenue Capital.

Jim Ruskin - Avenue Capital — Analyst

Thanks. I was just trying to understand where you’re talking about the enormous ramp up of Verizon from $55 to $81 million sequentially, and also talking about the difficulty in estimating for next quarter and that you over estimated that work. I was trying to understand where, if Verizon went from $55 to $80 million, and it looks like you are taking $25 million out of revenues for next quarter, was your expectation for $105 million? And you are saying now they are going to be kind of more in the $80 million range? And I just had one more question on mix after that.

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May. 24. 2005 / 9:00AM, DY - Q3 2005 Dycom Industries Earnings Conference Call

Steven Nielsen - Dycom Industries, Inc — President & CEO

I mean, I won’t comment exactly on your math but, I mean, directionally I think that’s true. That we had to scale back where we expected the fourth quarter to come in at based on the factors that we’ve talked about previously.

Jim Ruskin - Avenue Capital — Analyst

So even though the ramp up has been larger than any ramp up you’ve ever dealt with, they — they are pretty much not meeting your expectation for the next quarter or your original estimation?

Steven Nielsen - Dycom Industries, Inc — President & CEO

I mean Verizon is doing everything that they said they would do. What we were — what we did and didn’t do as well as we would have liked is to have a tighter estimate. But I — certainly we wouldn’t be the first person that had forecasting by us when you’ve gone from nothing to $80 million and sequentially grown 40% each quarter for the last two. And we just — we want to get a reasonable expectation out there in the market at this point.

Jim Ruskin - Avenue Capital — Analyst

With regards to the mix on this business, as this business ramps up is it a positive mix to your gross margins at this stage or is it something that needs to be offset by other business?

Steven Nielsen - Dycom Industries, Inc — President & CEO

Yes, we like this business. We think we are providing fair value to the customer and we think that as it continues to — as we continue to get better at it and the business — we continue to do a better job of managing it, that it’s a gross margin contributor to the business.

Jim Ruskin - Avenue Capital — Analyst

And looking forward, you continue to think the BellSouth business is going to continue to progress kind of along the lines that it has?

Steven Nielsen - Dycom Industries, Inc — President & CEO

We have given guidance out for the next quarter, but if you look at what BellSouth has said publically, they are indicating that they are comfortable with CapEx numbers that will support the growth of their infrastructure so that they can be competitive to deploy whatever their customers would like them to deploy. And we are a big part of — or a part, not a big part, but we are certainly have our fair share of helping them do that.

Jim Ruskin - Avenue Capital — Analyst

And with regards to taking what you consider the most profitable business, was that — is that a factor in kind of your lowering of revenues but assuming still an improvement in gross margin for the next quarter?

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May. 24. 2005 / 9:00AM, DY - Q3 2005 Dycom Industries Earnings Conference Call

Steven Nielsen - Dycom Industries, Inc — President & CEO

Well, in every day we try to make sure that we fine-tune the work that we address with our ability to do it with good margin in it. And that’s something that we adjust all the time. And I want to be clear that we are a large Company and we address work nationally. Some places we are stronger than others and we want to make sure that when we set price points that we set them appropriate to our corporate resources so that we can hit our margin targets.

Jim Ruskin - Avenue Capital — Analyst

At this point are you anticipating any additional changes in pricing with any of your customers?

Steven Nielsen - Dycom Industries, Inc — President & CEO

You know, this is a business where we are constantly adding business and business is bleeding off but, generally speaking, we are not going through a major renewal cycle on anything for the balance of the calendar year. And in fact, as we indicated on list of contracts, we’ve been securing extensions.

Jim Ruskin - Avenue Capital — Analyst

Have you seen Verizon’s difficulty in getting some of these franchise licenses a problem for or certainly slowing up some of your burial work in certain counties and localities?

Steven Nielsen - Dycom Industries, Inc — President & CEO

I think Verizon has been very clear that they would like everyone to consider a different approach to video franchising. I don’t see that as having any impact in the near or intermediate term with their plans on buried deployments.

Jim Ruskin - Avenue Capital — Analyst

Thank you very much.

Steven Nielsen - Dycom Industries, Inc — President & CEO

Okay. Greg, with that I appreciate everybody’s’ time and attention. And we look forward to speaking to you at the end of August. Thank you.

Operator

Ladies and gentlemen, that does conclude our conference for today. We thank you for your participation and for using AT&T Executive Teleconference. You may now disconnect.

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FINAL  TRANSCRIPT

May. 24. 2005 / 9:00AM, DY - Q3 2005 Dycom Industries Earnings Conference Call

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